Exhibit 12.1

EMBRATEL PARTICIPAÇÕES S.A. (BRAZILIAN CORPORATE LAW)

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31,					1ST Quarter 2004
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	2.33	3.36	—	—	1.83	1.44

	In Thousands of Brazilian Reais
Income (loss) before income taxes and minority interest	418,121	732,942	(770,233)	(1,031,927)	399,907	32,040

Addback:
Fixed charges	363,251	358,188	383,431	489,762	649,096	152,154
Amortization of capitalized interest	117,098	121,348	148,968	139,685	136,239	34,706

Total	480,349	479,536	532,399	629,447	785,335	186,860

Subtract:
Interest capitalized	52,847	8,476	—	6,350	—	—

Total earnings (losses)	845,623	1,204,002	(237,834)	(408,830)	1,185,242	218,900

Fixed charges:
Interest costs—expensed	230,180	269,488	383,431	483,412	563,404	152,154
Interest costs—capitalized	52,847	8,476	—	6,350	—	—
Guaranteed preferred stock dividend	80,224	80,224	—	—	85,692	—

Total fixed charges	363,251	358,188	383,431	489,762	649,096	152,154

Earnings in deficit of fixed charges	—	—	621,265	898,592	—	—

Fixed charges represent the total of financial expenses, capitalized interest and the preferred stock guaranteed dividend equal to 6% of preferred capital. Preferred capital was calculated by applying a pro-rata to total capital based on the number of preferred and common shares. Earnings represents the total of (i) Income (loss) before income taxes and minority interests, (ii) fixed charges, and (iii) amortization of capitalized interest, less interest capitalized.

EMBRATEL PARTICIPAÇÕES S.A. (U.S. GAAP)

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31,					1ST Quarter 2004
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	2.07	3.08	—	—	2.09	1.37

	In Thousands of Brazilian Reais
Income (loss) before income taxes and minority interest	437,708	855,583	(634,584)	(1,110,861)	642,611	34,812

Addback:
Fixed charges	363,251	358,188	383,431	489,762	649,096	152,154
Amortization of capitalized interest	43,328	45,011	56,491	128,380	95,064	24,325

Total	406,579	403,199	439,922	618,142	744,160	176,479

Subtract:
Interest capitalized	93,843	155,821	130,127	99,497	27,202	2,835

Total earnings (losses)	750,444	1,102,961	(324,789)	(592,216)	1,359,569	208,456

Fixed charges:
Interest costs—expensed	189,184	122,143	253,304	390,265	536,202	149,319
Interest costs—capitalized	93,843	155,821	130,127	99,497	27,202	2,835
Guaranteed preferred stock dividend	80,224	80,224	—	—	85,692	—

Total fixed charges	363,251	358,188	383,431	489,762	649,096	152,154

Earnings in deficit of fixed charges	—	—	708,220	1,081,978	—	—

Fixed charges represent the total of financial expenses, capitalized interest and the preferred stock guaranteed dividend equal to 6% of preferred capital. Preferred capital was calculated by applying a pro-rata to total capital based on the number of preferred and common shares. Earnings represents the total of (i) Income (loss) before income taxes and minority interests, (ii) fixed charges, and (iii) amortization of capitalized interest, less interest capitalized.

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A.—EMBRATEL (BRAZILIAN CORPORATE LAW)

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31,
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	2.72	4.21	—	—	1.97

	In Thousands of Brazilian Reais
Income (loss) before income taxes and minority interest	422,525	744,920	(768,696)	(1,032,357)	407,623

Addback:
Fixed charges	282,849	267,011	382,816	489,598	562,148
Amortization of capitalized interest	117,098	121,348	148,968	139,685	136,239

Total	399,947	388,359	531,784	629,283	698,387

Subtract:
Interest capitalized	52,847	8,476	—	6,350	—

Total earnings (losses)	769,625	1,124,803	(236,912)	(409,424)	1,106,010

Fixed charges:
Interest costs—expensed	230,002	258,535	382,816	483,248	562,148
Interest costs—capitalized	52,847	8,476	—	6,350	—

Total fixed charges	282,849	267,011	382,816	489,598	562,148

Earnings in deficit of fixed charges	—	—	619,728	899,022	—

Fixed charges represent the total of financial expenses and capitalized interest. Earnings represents the total of (i) Income (loss) before income taxes and minority interests, (ii) fixed charges, and (iii) amortization of capitalized interest, less interest capitalized.

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S.A.—EMBRATEL (U.S. GAAP)

Computation of Ratio of Earnings to Fixed Charges

	For the year ended December 31,
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges	2.38	3.83			2.28

	In Thousands of Brazilian Reais
Income (loss) before income taxes and minority interest	442,112	867,561	(633,047)	(1,111,290)	652,066

Addback:
Fixed charges	282,849	267,011	382,816	489,598	562,148
Amortization of capitalized interest	43,328	45,011	56,491	128,380	95,064

Total	326,177	312,022	439,307	617,978	657,212

Subtract:
Interest capitalized	93,843	155,821	130,127	99,497	27,202

Total earnings (losses)	674,446	1,023,762	(323,867)	(592,809)	1,282,076

Fixed charges:
Interest costs—expensed	189,006	111,190	252,689	390,101	534,946
Interest costs—capitalized	93,843	155,821	130,127	99,497	27,202

Total fixed charges	282,849	267,011	382,816	489,598	562,148

Earnings in deficit of fixed charges	—	—	706,683	1,082,407	—

Fixed charges represent the total of financial expenses and capitalized interest. Earnings represents the total of (i) Income (loss) before income taxes and minority interests, (ii) fixed charges, and (iii) amortization of capitalized interest, less interest capitalized.

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